UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On November 19, 2012, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation, entered into an indenture (the “Indenture”), by and among HI, the guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee, under which it issued $400,000,000 aggregate principal amount of its 4 7/8% Senior Notes due 2020 (the “Notes”). The Notes were sold pursuant to a Purchase Agreement by and among HI, the Guarantors, and the initial purchasers party thereto (the “Initial Purchasers”). HI intends to use the net proceeds of the offering, together with available cash, to redeem $400 million aggregate principal amount of its 5 1/2% Senior Notes due 2016 and to pay associated accrued interest.

The Notes are general unsecured senior obligations of HI and are guaranteed on a general unsecured senior basis by the Guarantors. The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933.

The Indenture imposes certain limitations on the ability of HI and its subsidiaries to, among other things, incur additional indebtedness secured by any principal properties, incur indebtedness of non-guarantor subsidiaries, enter into sale and leaseback transactions with respect to any principal properties and consolidate or merge with or into any other person or lease, sell or transfer all or substantially all of its properties and assets.

The Notes bear interest at the rate of 4 7/8% per year payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2013. The Notes will mature on November 15, 2020. HI may redeem the Notes in whole or in part at any time prior to August 17, 2020 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest and special interest, if any. HI may redeem the Notes in whole or in part on or after August 17, 2020 at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest and special interest, if any.

Upon the occurrence of certain change of control events, holders of the Notes will have the right to require that HI purchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and special interest, if any, to the date of repurchase.

The foregoing does not constitute a complete summary of the terms of the Indenture. The description of the terms of the Indenture is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 4.1.

Registration Rights Agreement

In connection with the issuance of the Notes, HI, the Guarantors and the Initial Purchasers entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”). HI and the Guarantors have agreed pursuant to the Registration Rights Agreement to use their reasonable best efforts to file and cause an exchange offer registration statement to become effective no later than August 16, 2013 and to conduct an exchange offer within 45 days of such effective date to exchange the Notes for new registered notes that are substantially identical in all material respects, except that the new notes will not contain terms with respect to transfer restrictions or special interest payments. Such exchange offer will be held open for at least 20 business days. If HI and the Guarantors fail to consummate this exchange offer, they have agreed to use their reasonable best efforts to cause a shelf registration statement registering resales of the Notes to become effective and to remain effective until the earlier of two years following the effective date or such time as the notes are no longer required to be registered pursuant to the Registration Rights Agreement.

The foregoing does not constitute a complete summary of the terms of the Registration Rights Agreement. The description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such agreement, the form of which is filed herewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of November 19, 2012, by and among Huntsman International LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 4 7/8% Senior Note (included as Exhibit A to Exhibit 4.1).

4.3	Form of Notation of Guarantee (included as Exhibit D to Exhibit 4.1).

10.1

Registration Rights Agreement, dated as of November 19, 2012, by and among Huntsman International LLC, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, PNC Capital Markets LLC and RBS Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ TROY KELLER
Troy Keller
Assistant Secretary

Dated: November 19, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Indenture, dated as of November 19, 2012, by and among Huntsman International LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 4 7/8% Senior Note (included as Exhibit A to Exhibit 4.1).

4.3	Form of Notation of Guarantee (included as Exhibit D to Exhibit 4.1).

10.1

Registration Rights Agreement, dated as of November 19, 2012, by and among Huntsman International LLC, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, PNC Capital Markets LLC and RBS Securities Inc.